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                                                                    Exhibit 21.1


                       Subsidiaries of WebSideStory, Inc.

NAME                                               JURISDICTION OF FORMATION
HitBox, Inc.                                       California
WebSideStory SAS                                   France
WebSideStory Holding B.V.                          The Netherlands
WebSideStory CallCenter and Service B.V.           The Netherlands
WebSideStory UK Limited                            The United Kingdom